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                                                                   EXHIBIT 23(B)


                               CONSENT OF COUNSEL



American Heritage Life
Investment Corporation
1776 American Heritage Life Drive
Jacksonville, Florida 32224

Dear Sirs:

        The undersigned consents to the use of its Opinion as an exhibit to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission by American Heritage Life Investment Corporation (the "Company") for the purpose of registering 650,000 shares of the Company's Common Stock, par value $1.00 per share, issuable pursuant to the Company's 1996 Stock Option Plan and its Amended and Restated Long-Term Incentive Plan.

                                        Sincerely,


                                        Boling & McCart

June 27, 1996





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